===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               IMPERIAL BANCORP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          [LOGO OF IMPERIAL BANCORP]


                            Imperial Bank Building
                                P.O. Box 92991
                         Los Angeles, California 90009
                                (310) 417-5600

                                                                  April 7, 2000

TO OUR SHAREHOLDERS:

  We are pleased to invite you to attend the Annual Meeting of Shareholders of the Company which will be held at our offices in the Imperial Bank Building, 9920 South La Cienega Boulevard, Second Floor, Inglewood, California 90301, on Thursday, May 18, 2000, at 10:00 a.m.

  The matters upon which Shareholders will be asked to act will be to elect directors and to ratify the appointment of KPMG LLP as the Company's independent accountants. Information about these matters is set forth in the attached Proxy Statement.

  Although you may presently plan to attend the meeting, I urge that you complete your proxy and date, sign and return the proxy in the enclosed postage paid envelope. If you attend the meeting, as I hope you will, you may vote in person even though you have previously mailed the executed proxy card.

                                       /s/ George L. Graziadio, Jr.

                                              George L. Graziadio, Jr.
                                        Chairman of the Board, President and
                                               Chief Executive Officer

                          [LOGO OF IMPERIAL BANCORP]


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 18, 2000

  The Annual Meeting of Shareholders of Imperial Bancorp will be held at the Company's offices in the Imperial Bank Building, 9920 South La Cienega Boulevard, Second Floor, Inglewood, California 90301, on May 18, 2000, at 10:00 a.m., to consider and vote upon the following proposals:

    1. The election of six directors.

    2. To ratify the appointment of KPMG LLP as independent accountants for 2000.

    3. Any other business that may properly come before the meeting.

  The foregoing matters are more fully described in the accompanying Proxy Statement.

  Shareholders of record at the close of business on March 24, 2000, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Richard M. Baker

                                          Richard M. Baker
                                          Secretary

                           [LOGO OF IMPERIAL BANCORP]


                                PROXY STATEMENT

                               VOTING AND PROXY

  The enclosed proxy is being solicited by the Board of Directors of Imperial Bancorp, a California corporation, and will be voted at the Annual Meeting of Shareholders on May 18, 2000, unless revoked prior to the voting thereof.

  The solicitation of proxies will be by mail and the cost will be borne directly by the Company. Additionally, officers and other Company employees may solicit proxies by telephone, telegram or personally. Upon request, the Company will reimburse banks, brokers, nominees and related fiduciaries for reasonable expenses incurred by them in sending annual reports and proxy materials to beneficial owners of the Company's stock.

  All shares represented by each properly executed unrevoked proxy received in time for the meeting will be voted. Any proxy given may be revoked any time prior to its exercise by filing with the Secretary of the Company a writing revoking it or a duly executed proxy bearing a later date, or by attending and voting in person. The Proxy Statement and the accompanying Form of Proxy will be first mailed to the Company's Shareholders on or about April 7, 2000.

Voting Securities

  Shareholders of record on March 24, 2000, are entitled to notice of, and to vote at, the 2000 Annual Meeting of Shareholders or any adjournment or adjournments thereof. As of March 24, 2000, there were 45,041,500 outstanding shares of common stock. Each Shareholder is entitled to one vote for each share held on all matters to come before the meeting.

  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Nominations for Directors

  Article III, Section 3(b) of the Company's By-Laws sets forth the following special procedures for nominations of directors by persons other than the Board of Directors:

    "Nominations for the election of directors may be made by the Board of Directors or by any Shareholder entitled to vote for the election of directors. Such nominations other than by the Board of Directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than 60 days prior to the first anniversary of the date of the last meeting of Shareholders of the corporation called for the election of directors.

      (1) Each notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the corporation which are beneficially owned by such nominee; and (iv) such other information as would be required by the Federal Securities Law and the Rules and Regulations promulgated thereunder in respect to an individual nominated as a director of the corporation and for whom proxies are solicited by the Board of Directors of the corporation.

      (2) The Chairman of any meeting of Shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded."

  To comply with the above By-Law provision, nominations for the 2000 Annual Shareholders Meeting by persons other than the Board of Directors should have been received on or before March 28, 2000. The Company did not receive any such nominations and considers such nominations to be closed.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following sets forth information as of March 24, 2000, pertaining to the securities ownership by persons known to the Company to own 5% or more of any class of the Company's voting securities, current directors of the Company and Named Executive Officers. The information contained herein has been obtained from the Company's records, from various filings made by the named individuals with the Securities and Exchange Commission or from information furnished directly by the individuals or entity to the Company.

  The Company is of the opinion that there is no person who possesses directly or indirectly the power to direct or cause direction of the management and policies of the Company, nor is it aware of the existence of a group of persons formed for such purpose, whether through the ownership of voting securities, by contract or otherwise.

  The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Thus, careful attention should be given to the code designations and footnote references set forth in the column "Nature of Holdings." In addition, options with respect to shares exercisable or shares issuable within 60 days of the date of this information are deemed to be outstanding and have been utilized in calculating the percentage ownership of those individuals possessing such interest. Thus, the total number of shares considered to be outstanding for the purposes of this table may vary depending upon the stockholder's particular circumstance.


    Name and Address of             Imperial Bancorp          Official Payments Corp.
     Beneficial Owner        ------------------------------ ---------------------------
and Position Held for which   Shares   Nature of Percent of Shares Nature of Percent of
    Inclusion Required         Held    Holdings    Common    Held  Holdings    Common
---------------------------   ------   --------- ---------- ------ --------- ----------
1. George L. Graziadio,
    Jr.--Chairman of the
    Board, President & CEO
   --Direct Ownership          897,400 AC(1)(2)             15,000   AC(2)
   --Graziadio Investment
     Company                 3,107,592 AC(2)(3)
   --Exercisable under
     Stock Option Plans        640,373    AC(2)             75,000   AC(2)
   --Employee Stock
     Ownership Plan              1,191     A(2)
   --401K Plan                     611    AC(2)
   --Profit Sharing Plan           127    AC(2)
                             ---------                      ------
                             4,647,294             10.32%   90,000             0.42%

2. Norman P. Creighton--
    Director
   --Direct Ownership          678,054    AC(1)             10,000   AC(1)
   --Exercisable under 1986
     Stock Option Plan         582,053       AC
   --Employee Stock
     Ownership Plan                380        A
                             ---------                      ------
                             1,260,487              2.80%   10,000             0.05%

3. Prudential Trust
    Company Trustee for:
   --Imperial Bancorp
     Profit Sharing Plan       859,063
   --Imperial Bancorp 401K
     Plan                      798,989
   U.S. Trust Company
    Trustee for:
   --Imperial Bancorp
     Employee Stock
     Ownership Plan          1,117,442
                             ---------
                             2,775,494              6.16%
4. John A. Andreini--
    Director
   --Direct Ownership           46,440    AC(2)              3,000   AC(2)
   --Exercisable under 1986
     Stock Option Plan          17,496    AC(2)
                             ---------                      ------
                                63,936              0.14%    3,000             0.01%

    Name and Address of              Imperial Bancorp           Official Payments Corp.
     Beneficial Owner        -------------------------------- ----------------------------
and Position Held for which              Nature of Percent of Shares  Nature of Percent of
    Inclusion Required       Shares Held Holdings    Common    Held   Holdings    Common
---------------------------  ----------- --------- ---------- ------- --------- ----------
5. G. Louis Graziadio,
    III--Director
   --Direct Ownership           164,377     AC(2)               6,000   AC(2)
   --Ginarra Holdings, Inc.                                    29,900   AC(2)
   --Trustee Gina and Carra
     Partnership                285,549    BDE(4)
   --Exercisable under 1986
     Stock Option Plan           25,077     AC(2)
   --Graziadio Investment
     Company, 3,107,592
     shares                     172,471   E(3)(5)
                              ---------                       -------
                                647,474               1.44%    35,900             0.17%

6. William L. MacDonald--
    Director
   --Direct Ownership             3,557  AC(1)(2)               3,000   AC(2)
   --Exercisable under 1986
     Stock Option Plan           32,950     AC(2)
                              ---------                       -------
                                 36,507               0.08%     3,000             0.01%

7. Paul A. Novelly--
    Director
   --Direct Ownership            10,680     AC(2)
   --Paul A. Novelly
     Charitable Remainder
     Trust                      122,472    ACE(6)
   --Apex Oil Employees
     Savings Plan               111,087    BDE(6)
   --Novelly Exempt Trust       102,487      E(6)
   --West Bank Trust            814,786      E(6)
                              ---------
                              1,161,512               2.58%
8. Daniel R. Mathis--
    President of Imperial
    Bank
   --Direct Ownership               615     AC(2)               3,000   AC(2)
   --Exercisable under 1986
     Stock Option Plan          379,765     AC(2)
   --Employee Stock
     Ownership Plan               4,328      A(2)
   --401K Plan                    3,061     AC(2)
   --Profit Sharing Plan          1,415     AC(2)
                              ---------                       -------
                                389,184               0.86%     3,000             0.01%

9. Richard J. Casey--
    Exec. VP of Imperial
    Bank
   --Direct Ownership           147,608     AC(2)               2,000   AC(2)
   --Exercisable under 1986
     Stock Option Plan           94,985     AC(2)
   --Employee Stock
     Ownership Plan               4,574      A(2)
   --401K Plan                    7,957     AC(2)
   --Profit Sharing Plan          1,237     AC(2)
                              ---------                       -------
                                256,361               0.57%     2,000             0.01%

10. Harry W. Chenoweth--
     Exec. VP of Imperial
     Bank
    --Direct Ownership           54,891     AC(2)               2,000   AC(2)
    --Exercisable under 1986
      Stock Option Plan             951     AC(2)
    --401K Plan                     629     AC(2)
                              ---------                       -------
                                 56,471               0.13%     2,000             0.01%


11. All Current Officers
     and Directors as a
     Group of 17              8,740,392       (7)    18.98%   229,400             1.07%

12. Graziadio Family
     Trust
    (Phillip M. Bardack,
     Stevan Calvillo,
     William R. Lang,
     Trustees)
    --Beneficial Owner of
      More Than Five Percent  3,256,344        BD     7.23%

Notes:

  The address for all persons above is:
    Imperial Bank Building
    9920 South La Cienega Boulevard
    Inglewood, CA 90301

    A--Possess Sole Voting Power
    B--Possess Shared Voting Power
    C--Possess Sole Investment Power
    D--Possess Shared Investment Power
    E--Disclaim Beneficial Ownership
--------
(1) George L. Graziadio, Jr., Norman P. Creighton and William L. MacDonald serve as members of the Imperial Bancorp Salary Investment, Profit Sharing and Employee Stock Ownership Plans Administrative Committee (the "Committee") which is a committee of the Board of Directors of the Company. The Committee has the power, pursuant to the Imperial Bancorp Salary Investment, Profit Sharing and Employee Stock Ownership Plans, to direct the Plan Trustee as to the manner in which it shall vote the shares of common stock held by the Trustee, other than allocated shares held in the Employee Stock Ownership Plan. The Committee acts by a majority vote. The Board also has the right to act as a committee of the entirety. The shares held by the Trustee are not included in the number of shares shown to be beneficially held by each of Messrs. George L. Graziadio, Jr., Norman P. Creighton and William L. MacDonald as each of them disclaims direct beneficial ownership of the shares so held.
(2) Pursuant to California law, personal property held in the name of a married person may be community property as to which either spouse has the power and ability to manage and control in its entirety. The Company has no information pertaining to whether these shares are or are not community property or whether any arrangement exists between the spouses pertaining to voting or disposing of these shares and has thus assumed that, in the absence of information to the contrary, married persons share investment and voting power with their spouse.
(3) Holdings attributable to multiple parties have been adjusted to avoid duplications.
(4) G. Louis Graziadio, III holds 285,549 shares as trustee for his children, which are reported in his total. Mr. Graziadio disclaims beneficial ownership of the shares so reported.
(5) The Graziadio Investment Co. ("GICP") is a California limited partnership of which the Graziadio Investment Corp. ("GI Corp.") is the General Partner. George L. Graziadio is the controlling shareholder of GI Corp. and a Class A Limited Partner of GICP. The limited partners include the George L. & Reva M. Graziadio Grandchildren's Trust No. 1 (Trust No. 1), George & Reva Graziadio Living Trust (Trust), Dynasty Trust I, and G. Louis Graziadio, III. G. Louis Graziadio, III is a trustee of Trust No. 1 and Dynasty Trust I and disclaims beneficial ownership except as to his beneficial interest, 5.55% of GICP.
(6) Mr. Novelly is the settlor and trustee of the Paul A. Novelly Charitable Remainder Trust and has sole voting and investment power, but disclaims any beneficial ownership of its shares. He shares voting and investment power of the shares held by the Apex Oil Employees Savings Plan, but disclaims beneficial ownership. Mr. Novelly is the settlor and beneficiary of the Novelly Exempt Trust, but not a trustee, and has no voting or investment power and disclaims any beneficial ownership. Mr. Novelly is the settlor and a beneficiary of the West Bank Trust, but not a trustee, and, thus, has no voting or investment power and he disclaims beneficial ownership of the West Bank Trust's shares.
(7) There are 2,126,960 shares representing outstanding options exercisable by current officers and directors within 60 days of this table.

                      PROPOSAL 1.  ELECTION OF DIRECTORS

  Directors are elected at each Annual Meeting of Shareholders and hold office until their respective successors are elected. The By-Laws of the Company provide that the number of directors may be no less than five (5) and no more than ten (10) with the number being fixed by a resolution of the Board of Directors which has set the number as six (6). All the nominees other than Mr. Andreini were elected to the Board at the last Shareholders Meeting. All the nominees are believed to be willing to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the person designated by the Board of Directors to replace any such nominee.

  Set forth below is certain information as of March 24, 2000, with respect to each of the nominees.

                              Director             Principal Occupation And
          Name            Age  Since               Other Directorships Held
          ----            --- --------             ------------------------
George L. Graziadio, Jr.   80   1969   Chairman of the Board, President and Chief
                                       Executive Officer of the Company; Director of
                                       the Company; Chairman of the Board of Imperial
                                       Bank; Director of various other subsidiaries.
                                       Mr. Graziadio is engaged as an owner or partner
                                       in many other business activities, primarily in
                                       the real estate industry. Mr. Graziadio is the
                                       father of G. Louis Graziadio, III, nominee for
                                       election to the Board of Directors.

Norman P. Creighton        64   1985   Director of the Company; Vice Chairman of the
                                       Board, Chief Executive Officer and Director of
                                       Imperial Bank.

John A. Andreini           72   2000   Director of the Company; Director of Imperial
                                       Bank. Chairman of the Board of Andreini & Co.

G. Louis Graziadio, III    50   1984   Director of the Company. Chairman and CEO of
                                       Ginarra Holdings, Inc., and subsidiaries, a
                                       California corporation engaged in investments.
                                       Chairman of the Board and CEO of Boss Holdings,
                                       Inc.; Director of LGI Liquidation Co. He is the
                                       son of George L. Graziadio, Jr., Chairman of the
                                       Board.

Paul A. Novelly            56   1998   Director of the Company, Director of Imperial
                                       Bank. Owner of Apex Oil Co., Inc. Director of
                                       Coastcast Corp; Director of Boss Holdings, Inc.;
                                       Director of Intrawest Corp.

William L. MacDonald       50   1999   Director of the Company, Director of Imperial
                                       Bank. Chairman, President and CEO of
                                       Compensation Resource Group. Director of
                                       Imperial Creditcorp.

  Mr. Andreini has been a director of Imperial Bank since 1997. He was appointed to the Board of the Company effective January 13, 2000.

  The Company does not currently have a nominating committee of the Board of Directors. Generally, the Board of Directors as a whole acts upon such matters as nominations. The Compensation Committee is composed of Messrs. Andreini and MacDonald. The Company has an Executive Committee which is composed of Messrs. Graziadio, Creighton, Yost, Mathis, Casey, Chenoweth, Daley and Lacey. The Committee meets monthly, primarily to consider and act upon various aspects of the Company's ongoing operations. The Committee may, however, consider such matters as compensation and audit and make recommendations on these or other matters to the Board of Directors in its entirety. From time to time, the Board of Directors has and will refer matters to the Executive Committee for implementation in line with policies established by the Board of Directors. The Executive Committee met 12 times during 1999.

  Messrs. Andreini, MacDonald and Novelly serve on the Audit Committee, which meets quarterly or more as needed.

  The Company's Board of Directors held 12 regularly scheduled meetings during 1999. No incumbent director, other than Mr. Andreini, attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings of committees of the Board of which he served (during the period for which he served).

 Director Fees

  The directors who are not salaried employees of the Company or its subsidiaries receive an annual retainer of $12,000, payable quarterly, $1,000 per Board meeting attended and $500 for each committee meeting attended. In addition, members of the Audit Committee receive an additional $3,000 retainer, payable quarterly, and $500 per meeting attended. Directors may defer all or a portion of their fees under the Deferred Compensation Plan. Salaried employees receive no additional compensation for their services as directors.

Executive Compensation

  The following table sets forth for the fiscal years ended December 31, 1999, 1998 and 1997, the compensation for services in all capacities to the Company of those persons who were at December 31, 1999, the chief executive officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                        Other   Restricted  Number             All
      Name and                                          Annual    Stock    of Option  LTIP    Other
   Principal Position          Year Salary(1)  Bonus   Comp(2)    Awards   Shares(3) Payouts Comp(4)
   ------------------          ---- --------- -------- -------- ---------- --------- ------- -------
George L. Graziadio, Jr.       1999 $500,000  $983,883 $299,435      0            0      0   $15,512
 Chairman of the Board         1998  500,000   722,909  190,927      0      145,800      0     7,893
 and Chief Executive Officer,  1997  435,000   767,442  270,614      0            0      0    13,012
 Imperial Bancorp

Norman P. Creighton            1999 $500,000  $891,875 $322,657      0            0      0   $15,512
 Vice Chairman of the          1998  500,000   644,904  119,817      0       87,480      0    12,893
 Board and Chief Executive     1997  435,000   700,900  217,167      0            0      0    17,762
 Officer, Imperial Bank

Daniel R. Mathis               1999 $360,000  $642,150 $134,063      0            0      0   $15,512
 President,                    1998  325,000   419,187   44,032      0       87,480      0     7,893
 Imperial Bank                 1997  275,000   443,100   69,117      0            0      0    13,012

Richard J. Casey               1999 $225,000  $400,000 $115,786      0            0      0   $15,512
 Executive Vice President,     1998  225,000   170,645   43,250      0       17,496      0    12,893
 Imperial Bank                 1997  200,000   243,500   97,148      0            0      0    17,762

Harry W. Chenoweth             1999 $225,000  $261,698 $115,164      0            0      0   $15,512
 Executive Vice President,     1998  225,000   208,821   43,394      0       17,496      0    12,893
 Imperial Bank                 1997  185,000   229,700   63,223      0       67,354      0     1,480

--------
(1) Compensation deferred at election of executive included in category and year earned.

(2) Includes automobile allowance, additional life, GTL, legal services, employer contribution to deferred compensation and below market interest on loans.

(3) Adjusted to reflect 3 for 2 stock split in February 1998, 8% stock dividend in February 1999, and 8% stock dividend in February 2000.

(4) These amounts represent contributions to the Company's Profit Sharing Plan, 401K Plan and Employee Stock Ownership Plan.

 Termination and Change of Control Arrangements

  The Board of Directors has adopted a Basic Severance Compensation Plan and an Acquisition Compensation Continuation Plan for officers, including executive officers. Under the Basic Severance Compensation Plan, except for cause, executive officers who are members of the Bank's Management Committee and a Bank Director will receive 24 month's salary either as continuation or in a lump sum, including full benefits during the 24 month period. Executive officers who are members of Management Committee will receive 18 month's salary either in a lump sum or continuation, along with full benefits during the 18 month period. Executive officers who are Senior Vice Presidents will receive one month's salary for each year of employment with a minimum of 4 month's pay and a maximum of 12 month's pay, with full benefits throughout the severance period.

  Under the Acquisition Compensation Continuation Plan, executive officers who are members of the Bank's Management Committee and a Bank Director will receive 36 month's salary either in a lump sum or through salary continuation, three times the current target bonus, gross up for any federal excise tax incurred, and full benefits throughout the severance period. Executive officers who are members of Management Committee will receive 24 month's salary either in a lump sum or salary continuation, two times the current target bonus and gross up for any federal excise tax incurred, along with full benefits during the severance period. Executive officers who are Senior Vice Presidents will receive two month's salary for each year of employment with a minimum of 12 month's pay and a maximum of 18 month's pay, along with a bonus equal to the average of the last two years paid bonus, and full benefits during the severance period.

Supplemental Compensation Plans

  The Chairman of the Company is covered by a Death Benefit Only Plan ("DBO Plan") which, pursuant to a compensation agreement executed between the Company and Mr. Graziadio, provides for a death benefit beginning at $2,546,000.00 in year one and increasing annually to $5,085,461.00 at the end of year 15. The Company has purchased a life insurance policy to fund the death benefits under the DBO Plan.

  In 1996, the Company established a Split Dollar Life Insurance Plan to provide certain death benefits to the estate of the Company's Chairman and his spouse. The insurance policy purchased under the Plan provides for a lump sum payment to the estate of the last to survive in amounts ranging from $10.5 million in year one to $5.2 million in year 26, depending on the time of death. The Company is obligated to make annual premium payments of $830,000 with respect to the policy for a twelve year period. At the end of the 13th year, the Company will receive back an amount equal to the aggregate premiums paid without interest or earnings. The cash surrender value of the policy offsets the amount of premiums paid. The net income from the policy for the year ended December 31, 1999, approximated $197,650.

  In January 1996, the Board of Directors approved the 1996 Deferred Compensation Plan for certain senior executives, including the Chairman and other officers and directors of the Company and its subsidiaries. Under the 1996 Plan, eligible executives can elect to have credited to their account annually a portion of covered compensation which is matched by the participant's employer. The first $9,500 is matched at 50% to encourage senior executives to not participate in the Qualified 401K Plan, thereby reducing the top heavy restrictions on that Plan and allowing mid-management employees greater participation in the Qualified 401K Plan, and the balance on a basis related to the Company's return on equity, from 10% to 50%, with such amounts earning interest at a rate set annually based, beginning September 1, 1997, on the 10-year Treasury Bond yield plus 250 basis points as determined by the Plan Committee. The bonus for 1995, paid in 1996, for eligible executives could be included in the 1996 Plan. Each employee participant is limited to 20% of covered compensation and each director to 100%. The Plan allows participants to effectively roll over amounts distributable under the 1992 Plan into the 1996 Plan in 1999. The anticipated liabilities of the Company and its subsidiaries under the 1996 Plan are being accrued for financial statement purposes. To offset the Deferred Compensation Plan liability, the Company purchased life insurance policies during 1996 for which it is the beneficiary. The policies have a cash surrender value which substantially offsets the premiums paid for the policies. The net expense of the policies approximated $227,243 for the year ended December 31, 1999.

Stock Option Plan

  The 1986 Stock Option Plan was approved by the Shareholders at the 1987 Annual Meeting and amended at the 1990, 1992, 1993, 1995, 1996, 1997 and 1998
Annual Meetings. The 1986 Plan provides for stock options covering 4,794,257 shares of the Company's common stock, as adjusted for stock dividends, which may be or have been granted to key executive and supervisory personnel of the Company and its subsidiaries. Through March 24, 2000, options for 4,477,789 shares had been granted and are outstanding.

  All option prices were equal to the market value of the common stock on the date of grant and the grants were for the term of either five or ten years as provided in the Plan, with all options exercisable one-fourth or one-sixth each year after the first year following the date of grant other than options granted to directors, which are immediately vested.

  For the fiscal year ended December 31, 1999, there were no stock options granted to the Company's Named Executive Officers.

  The following table sets forth information with respect to the Named Executive Officers concerning unexercised options held as of the end of fiscal 1999. All option information has been adjusted to reflect the February 2000 stock dividend.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                 OPTION VALUES

                                                            Value of Unexercised
                                 Number of Unexercised      In-the-Money Options
                                   Options at 12/31/99           at 12/31/99
               Shares   Value   ------------------------  --------------------------
    Name      Acquired Realized Exercisable/Unexercisable Exercisable/Unexercisable
    ----      -------- -------- ------------------------- --------------------------
George L.
 Graziadio,
 Jr.(1)           0      $ 0         590,373         0       $7,850,232 $         0
Norman P.
 Creighton(2)     0      $ 0         532,053         0       $7,347,482 $         0
Daniel R.
 Mathis(3)        0      $ 0         310,858    67,021    $   3,582,202 $   811,188
Richard J.
 Casey(4)         0      $ 0          79,976    28,130    $   1,324,624 $   337,150
Harry W.
 Chenoweth(5)     0      $ 0          38,052    46,798    $     385,338    $460,730

--------
(1) George L. Graziadio, Jr. has 590,373 shares in unexercised director's options valued at $7,850,232 as of 12/31/99. Director's options are immediately exercisable in whole or in part and expire five years from date of grant.

(2) Norman P. Creighton has 532,053 shares in unexercised director's options. Director's options are immediately exercisable in whole or in part and expire five years from date of grant. The total value of all unexercised, in-the-money options was $7,347,482 as of 12/31/99.

(3) Daniel R. Mathis has 248,146 unexercised nonqualified options and 42,253 unexercised incentive options. In addition, he has 87,480 shares in unexercised director's options. Director's options are immediately exercisable in whole or in part and expire five years from date of grant. The total value of all unexercised in-the-money options was $4,393,390 as of 12/31/99.

(4) Richard J. Casey has 76,087 unexercised nonqualified options and 32,019 unexercised incentive options. The total value of all unexercised, in-the-money options was $1,661,774 as of 12/31/99.

(5) Harry W. Chenoweth has 51,567 unexercised nonqualified options and 33,283 unexercised incentive options. The total value of all unexercised, in-the-money options was $846,068 as of 12/31/99.

                     REPORT OF THE COMPENSATION COMMITTEE

Executive Compensation Principles

  Imperial Bancorp's compensation policies have been structured to align the compensation of the Chief Executive Officer and the other senior executives of the Company and its principal subsidiary with the values, objectives and business and financial performance of the entity. The Company has aligned the financial interests of executives with the results of the Company's financial performance by the establishment of short and long term compensation programs which are designed to ensure corporate performance that will enhance shareholder value as well as maintain the Company as competitive in its industry regarding executive compensation. The Committee with the assistance of the Company's Human Resources professionals has utilized studies and surveys in assessing and establishing base salary, bonus and long term stock based compensation. The Committee has considered and reached its decisions as reflected in Executive Compensation, subject to Board review.

  The Company has historically maintained a philosophy of setting base salary at a conservative level in relation to the market place and then provided performance based variable incentive compensation which results in cash compensation which fluctuates according to earnings results as well as stock performance.

  The Company has deferred compensation plans that allow for the deferral of any amounts of compensation that would be in excess of that which is deductible under applicable tax laws to assure no disallowance of compensation under "excess compensation" rules if the Company's compensation mechanism failed to qualify. Compensation is intended qualify for deductibility under
Section 162 (m) of the Internal Revenue Code.

Executive Compensation Programs

  Mr. Graziadio, as Chairman and CEO, received the same base salary as the prior year. His performance based bonus increased $260,974, reflecting the overall improved results of the Company, as well as the improvement in core results of operations. Mr. Graziadio's total bonus decreased as last year's bonus included an incentive payment from the exercise by the Bank of a stock option received in a customer transaction. Normalized net income increased 9% for the year ended December 31, 1999, to $62.2 million or $1.34 a share, from $57.1 or $1.28 per share for a year earlier. Net income for the year ended December 31, 1999, increased 98% to $86.8 million or $1.87 per share, from $43.7 million or $0.92 per share for 1998, reflecting the lack of negative results from Imperial Credit Industries, Inc. and the favorable results from the initial public offering of Official Payments Corporation. The Company's common stock outperformed both the S&P 500 and the Southern California Bank's Index, as well as the SNL Securities $5B-$10B Bank Index during 1999.

  The compensation of the other named executives was set based on both the performance of the Company as a whole, as well as the business units for which they are directly responsible, in line with objectives set at the beginning of the year.

  Mr. Richard K. Eamer retired at the end of 1999 having participated in Committee decisions throughout the year, but not in the determination of 1999 bonuses. Mr. Eamer has been commended for his many years of service to the Company, and his significant contributions as a member of the Company's and it's subsidiaries' boards and committees. His participation will be missed.

  The focus of the Committee continues to be the maintenance of compensation programs for the Company that appropriately rewards the efforts of the employees and corresponds with the results of those efforts on the success of the Company and the value generated for its shareholders.

                                          COMPENSATION COMMITTEE

                                          John A. Andreini
                                          William L. MacDonald

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Imperial's common stock against the cumulative total return of the S&P 500 Stock Index, the stocks on Montgomery Securities' Western Bank Monitor for Southern California ("Southern California Banks"), and the SNL $5B-$10B Bank Index for the period of five fiscal years commencing January 1, 1994, and ended December 31, 1999.


                        [PERFORMANCE GRAPH APPEARS HERE]

                                                 Southern
                         Imperial                California   SNL $5B-$10B
     Period Ending       Bancorp     S&P 500     Banks        Bank Index
    -------------        --------    ---------   ----------   ------------
       12/31/94             100.00      100.00      100.00       100.00
       12/31/95             203.76      137.58      126.83       153.34
       12/31/96             323.37      169.03      191.46       205.40
       12/31/97             730.88      225.44      366.10       336.92
       12/31/98             369.61      289.79      332.04       325.93
       12/31/99             579.28      350.78      329.18       298.70

Data points for the years 1994-1995 of the Southern California Banks were provided by Montgomery Securities. Data points for the years 1996-1999 of the Southern California Banks were provided by SNL Securities, L.P.

 Compliance with Section 16(a) of the Securities Act of 1934

  Section 16(a) of the Securities Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for a late filing by J. Richard Barkley of one Form 4.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  A loan to Norman P. Creighton, made pursuant to the Employee Loan Program under the By-Law approved by the Shareholders at their 1984 Annual Meeting, was paid in full in August 1999.

  There is a loan to George L. Graziadio, Jr., Chairman and President of the Company, in the current amount of $3,168,592.20, which was originally to be used to repay prior loans from the Company. The loan matures at the earlier of his termination or January 1, 2002, is secured by his interest in the DBO Plan and bears interest at the rate set each year equal to 60 percent of the average of the one year and three year Treasury securities at the end of the prior calendar year. For 2000, the rate will be 3.68%. An additional loan in the original amount of $1,500,000 was granted to Mr. Graziadio in 1990, with a current balance of $103,571.42, which is due on demand or August 16, 2000, and which bears interest at the rate specified above. This loan was approved and modified by the Company's Board pursuant to the By-Law adopted by the Shareholders at the 1984 Annual Meeting.

  Under applicable state and federal law and regulations, the amount by which the interest rate applicable on the loans is less than the market rate is treated as compensation and subject to taxation. A discount on all these employee loans is being accreted to interest income over the same period as the related deferred compensation is being amortized to expense.

  E&G Development Company, an affiliate of Mr. G. L. Graziadio, Jr., subleases certain space from Imperial Bank Realty Company, Inc. ("Realty"), a wholly owned subsidiary of the Company, on a month-to-month basis, at the current monthly rental of $583.49. The terms and conditions of this transaction were considered competitive with similar rentals in the area at the time it was entered into.

Loans by the Bank to Executive Officers and Directors

  All extensions of credit by the Bank to executive officers and directors of the Company and the Bank, if any, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Such loans will generally be subject to the provisions of Federal and California law which will require them to be on terms comparable to those of transactions with similarly situated nonaffiliated persons.

              PROPOSAL 2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected and appointed KPMG LLP independent certified public accountants, to audit the financial statements of the Company and its consolidated subsidiaries for the year ending December 31, 2000. In recognition of the important role of the independent accountants, the Board of Directors has determined that its selection of such accountants should be submitted to the Shareholders for review and ratification on an annual basis.

  KPMG LLP has audited the financial statements of the Company and its consolidated subsidiaries since 1973. The appointment of KPMG LLP as the Company's independent accountants for 1999 was ratified at the 1999 Annual Meeting of Shareholders.

  KPMG LLP is knowledgeable of the Company's operations and accounting practices and is well qualified to act in the capacity of independent accountants. In addition to audit services relating to the Company's consolidated financial statements and various governmental reporting requirements, KPMG LLP performs some nonaudit services for the Company. Fees applicable to the audit of the Company's consolidated financial statements are reviewed and approved by the Audit Committee before the services are provided. Other services are not normally approved by the Audit Committee or the Company's Board of Directors before the services are provided, but are subsequently reviewed by the Audit Committee. Management believes that the nonaudit services provided by KPMG LLP have no effect on the independence of that firm.

  The affirmative vote of a majority of the shares voting on this proposal is required for its adoption. In view of the difficulty and the expense involved in changing independent accountants on short notice, if the proposal is not approved, it is contemplated that the appointment for 2000 may be permitted to stand, unless the Board of Directors finds other compelling reasons for making a change. Disapproval of the proposal will be considered as advice to the Board to select other independent accountants for the following year.

  A representative of KPMG LLP is expected to be present at the Shareholders Meeting and will be provided the opportunity to make a statement and to respond to appropriate questions of Shareholders.

  ALL PROXIES HELD BY PROXY HOLDERS OF THE COMPANY WILL BE VOTED IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY AND ITS SUBSIDIARIES FOR 2000 AND THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

  Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgement.

                     PROPOSALS FOR THE 2000 ANNUAL MEETING

  Shareholders' proposals submitted for inclusion in the Proxy Statement for the 2001 Annual Meeting must be received at the Company's Executive Offices no later than December 8, 2000.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Richard M. Baker

                                          Richard M. Baker
                                          Secretary

Date: April 7, 2000

                               IMPERIAL BANCORP

                                  2000 PROXY

         This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned appoints George L. Graziado, Jr. and Norman P. Creighton as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated on the reverse, all the shares of common stock of Imperial Bancorp held of record by the undersigned on March 24, 2000, at the Annual Meeting of Shareholders to be on May 18, 2000, or any adjournments thereof.

                  (Continued and to be signed on other side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                               IMPERIAL BANCORP

                                 May 18, 2000


                Please Detach and Mail in the Envelope Provided

        Please mark your                                            |
A [ X ] votes as in this                                            |
        example.                                                    |_____

                                WITHHOLD
                  FOR           AUTHORITY
               all Nominees  for all Nominees

1. ELECTION OF   [   ]           [   ]        Nominees: George L. Graziadio, Jr.
   DIRECTORS                                            John A. Andreini
                                                        Norman P. Creighton
To withhold authority to vote for any individual,       G. Louis Graziadio, III
write that Nominee's name on the line below.            William L. MacDonald
                                                        Paul A. Novelly
------------------------------------------------

                                                        FOR  AGAINST  ABSTAIN
2.  To ratify the appointment of KPMG LLP as           [   ]  [   ]    [   ]
    independent accountants of the Company and its subsidiaries for 2000.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


Signature(s)_______________________ ______________________ Date __________, 2000

NOTE: Please mark, sign, date and mail this proxy card promptly using the enclosed envelope.

                               IMPERIAL BANCORP

                                 2000 Meeting
                            ---------------------
                                DIRECTION CARD

                Imperial Bancorp Employee Stock Ownership Plan

TO: American Stock Transfer and Trust Company

You are hereby directed to report to U.S. Trust Company, Trustee, to vote with respect to the proposals listed on the reverse, the number of shares of Imperial Bancorp Common Stock held for my account in the Imperial Bancorp Employee Stock Ownership Plan at the Annual Meeting of Shareholders of Imperial Bancorp on May 18, 2000, and any adjournments thereof, as follows:

                  (Continued and to be signed on other side)

                        Please date, sign and mail your
                   direction card back as soon as possible!

                  Direction Card for Meeting of Shareholders
                               IMPERIAL BANCORP

                                 May 18, 2000


                Please Detach and Mail in the Envelope Provided
                          __
        Please mark your  |                                         |
A [ X ] votes as in this                                            |
        example.                                                    |_____

                                WITHHOLD
                  FOR           AUTHORITY
              all Nominees  for all Nominees

1. ELECTION OF   [   ]           [   ]        Nominees: George L. Graziadio, Jr.
   DIRECTORS                                            John A. Andreini
                                                        Norman P. Creighton
To withhold authority to vote for any individual,       G. Louis Graziadio, III
write that Nominee's name on the line below.            William L. MacDonald
                                                        Paul A. Novelly
------------------------------------------------

                                                        FOR  AGAINST  ABSTAIN
2.  To ratify the appointment of KPMG LLP as           [   ]  [   ]    [   ]
    independent accountants of the Company and its subsidiaries for 2000.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


Signature(s)_______________________ ______________________ Date __________, 2000

NOTE: Please mark, sign, date and mail this proxy card promptly using the enclosed envelope.